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                                                                    EXHIBIT 99.3

                      NABORS' YEAR 2000 COMPLIANCE PROGRAM

         Background. The Y2K problem refers to the fact that a number of computers, computer programs and other equipment with embedded chips or processors, referred to collectively as "systems," in use today use two digits rather than four digits to define the applicable year. Any systems that are date sensitive may recognize a date of "00" as the year 1900 rather than the year 2000. This could result in miscalculations or system failures causing disruptions of operations, as well as potentially exposing Nabors to third party liability.

         Y2K Compliance Program. Nabors has initiated a Y2K compliance program to ensure that all of the critical systems and processes that are under its direct control remain functional. Nabors has organized a task force of key employees and engaged an outside consultant to assist in the management of its Y2K compliance program. Nabors' Y2K compliance program will focus on Nabors' systems as well as the systems of key third party service providers, product suppliers and customers. The first phase of the program consists of inventorying or identifying all systems. The identified systems will then be prioritized and all critical systems will be assessed for Y2K compliance. Systems will be remediated or replaced as necessary and contingency plans will be developed if deemed appropriate. Nabors is currently in the inventory and assessment phases of the program, which it expects to complete by March 31, 1999, with the entire program being completed well in advance of the Year 2000.

         Critical Systems. The systems that are critical to Nabors' operations include both its accounting and administrative systems and its operational systems. Upgrades to a number of Nabors' accounting and administrative systems in the ordinary course of business have had the added benefit of resolving certain Y2K compliance issues. Accordingly, Nabors believes its critical accounting and administrative systems, which consists primarily of computer hardware and software, to be substantially Y2K compliant. Nabors' critical operational systems consist primarily of systems in use on Nabors' drilling rigs. Nabors is currently performing an inventory of each drilling rig's critical systems and is in the process of assessing these systems for Y2K compliance. Currently, Nabors is not in a position to reasonably predict the likely worst case Y2K scenario for its drilling rigs, but expects to be able to do so following the completion of its drilling rig assessment.

         Key Third Parties. Third parties that are key to Nabors' operations include suppliers that provide capital equipment and other supplies and services essential to the operation of Nabors' drilling rigs or business, and customers that provide a source of revenue and cash flow to Nabors. Any significant Y2K disruptions of Nabors' key suppliers and customers could adversely impact Nabors' financial condition, results of operations or cash flows. Nabors is directly contacting key suppliers and customers to determine the state of their Y2K readiness, and is reviewing posted information of various suppliers in assessing its own Y2K compliance. Because Nabors must rely on representations made by key third parties with respect to their state of Y2K readiness, it cannot guarantee that all of the Systems of key third parties that are relied upon by Nabors will remain functional. Nabors expects to have completed identifying and contacting all key third parties with respect to their Y2K readiness by March 31, 1999.

         Costs. To date, the incremental costs incurred by Nabors that relate solely to the Y2K compliance program have been minimal. These costs are exclusive of upgrades made to Nabors' systems in the ordinary course of business and consist primarily of fees paid to an outside consultant and internal employee time. Based upon Nabors' current assessments, the costs to complete Nabors' Y2K compliance program will not have a material effect on Nabors' financial condition, results of operations or cash flows. All current and future costs related to Nabors' Y2K compliance program have been and are expected to be funded with cash generated from Nabors' operations.

         Risks. There are numerous uncertainties that make the ultimate impact of Y2K disruptions in the United States or other countries where Nabors operates difficult to predict. While Nabors will obtain representations from key third parties with respect to their Y2K readiness, there will be certain Systems or processes relied on by Nabors that are outside of Nabors' control. The failure by key third parties to



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correct their Y2K issues could adversely effect Nabors. Additionally, Nabors could be unsuccessful in identifying and remediating or replacing all of its non-compliant systems, and as such, Nabors' financial condition, results of operations and cash flows could be materially impacted. While Nabors does not currently anticipate any catastrophic system failures, no assurances can be made that such failures will not ultimately occur.

Contingency Plans. If during the course of Nabors' assessment of its critical systems, it is determined that the risk of Y2K disruptions is significant, contingency plans will be developed as appropriate. Such plans might include the use of alternative service providers or product suppliers. Currently, Nabors does not have any contingency plans in place based on current Y2K readiness assessments.